Exhibit 24(b)(8.117)
AMENDMENT NO. 3 TO SERVICE AGREEMENT

AMENDMENT NO. 3 TO THE SERVICE AGREEMENT (the “Third Amendment”) is made and entered into as of the 1st day of July, 1999 by and among AETNA LIFE INSURANCE AND ANNUITY COMPANY
(“ALIAC”), AETNA INVESTMENT SERVICES, INC. (“AISI”) (collectively “Aetna”) and MFS Fund
Distributors, Inc. (“MFS”).

WITNESSETH

WHEREAS, ALIAC, AISI and MFS are parties to a Service Agreement dated April 1, 1998, as amended on June 24, 1998 and December 28, 1998 (the “Agreement”); and

WHEREAS, the parties now desire to modify the Agreement in order to allow AISI to make shares of the
Funds available to a) employee benefit plans under Sections 401, 403(b) or 457 of the Internal Revenue Code of
1986, as amended (the “Code”), including custodial accounts under Section 403(b)(7) of the Code, b) an employee pension benefit plan covering employees of Aetna, and c) certain non-qualified deferred compensation arrangements, for which ALIAC will perform administrative services.

NOW, THEREFORE, in consideration of the premises and mutual covenants and promises expressed herein, the parties agree as follows:

1.	The term “Plans”, as defined in the third whereas clause of the Agreement, is hereby redefined to include a)
employee benefit plans under Sections 401, 403(b) or 457 of the Internal Revenue Code of 1986, as amended (the
“Code”), including custodial accounts under Section 403(b)(7) of the Code, b) an employee pension benefit plan covering employees of Aetna, and c) certain non-qualified deferred compensation arrangements.

2.	In the event that there is any conflict between the terms of this Third Amendment and the Agreement it is the intention of the parties hereto that the terms of this Third Amendment shall control, and the Agreement shall be interpreted on that basis. To the extent that the provisions of the Agreement have not been amended by this
Third Amendment, the parties hereto confirm and ratify the Agreement.

IN WITNESS WHEREOF, the parties have executed this Third Amendment as of the date first written.

AETNA LIFE INSURANCE AND ANNUITY COMPANY
	By:	/s/ Laurie M. LeBlanc
	Name:	Laurie M. LeBlanc
	Title:	V.P.

AETNA INVESTMENT SERVICES, INC.
	By:	/s/ Laurie M. LeBlanc
	Name:	Laurie M. LeBlanc
	Title:	Pursuant to delegation of authority dated 8/18/98

MFS FUND DISTRIBUTORS, INC.
	By:	/s/ William W. Scott, Jr.
	Name:	William W. Scott, Jr.
	Title:	President

@BCL@9010CE6E.docx